UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________________________________________________

SCHEDULE 14C INFORMATION

_________________________________________________________

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

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Genufood Energy Enzymes Corp.

(Name of Registrant as Specified In Its Charter)

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GENUFOOD ENERGY ENZYMES CORP.
1108 S. Baldwin Avenue, Suite 107
Arcadia, California 91007

NOTICE OF STOCKHOLDER ACTION TAKEN WITHOUT A STOCKHOLDERS MEETING

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

________________________________

Dear Stockholders:

Genufood Energy Enzymes Corp. (the “Company” or “we”) is providing this Notice and the following Information Statement to notify you that stockholders holding 51.27% of our outstanding common stock acted by written consent in lieu of an annual meeting of stockholders to elect directors, each to serve for a term of one year and until such director’s successor has been elected and qualified.

Section 78.320 of the Nevada Revised Statutes (the “NRS”) provides in part that any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required.

No action is required or being requested of you regarding this action. The action by stockholders holding a simple majority of voting shares is sufficient to elect directors. Neither the Company nor the individual members of our Board of Directors intend to solicit your consent or proxy in connection with the action taken. The election of directors will not be submitted to stockholders for a full vote.

We expect to mail this Notice and Information Statement on or about May 28, 2021, to all stockholders of record as of the close of business on May 1, 2021. Pursuant to Rule 14c-2 promulgated under the Securities and Exchange Act of 1934, as amended, the effectiveness of action taken by written consent will not take effect until the expiration of twenty (20) calendar days following the mailing date of the Notice and Information Statement to stockholders.

Important Notice Regarding the Availability of Information Statement Materials
and Our Annual Report on Form 10-K

Pursuant to Rule 14c-2 promulgated by the Securities and Exchange Commission (the “Commission”), you are receiving this notice that the Information Statement and our Annual Report on Form 10-K for the fiscal year ended September 30, 2020 (our “2020 10-K”) are available on the Internet. We encourage you to access and review all of the information contained in the Information Statement materials.

Follow the instructions below to view the materials or request extra printed or email copies.

Our Information Statement and 2020 10-K are available at www.geecenzymes.com. You can also review our Information Statement online on the Commission’s website at www.sec.gov.

If you would like to receive an extra paper or an e-mail copy of these documents, you must request one. There is no charge to you for requesting a paper or e-mail copy. Please make your request for a copy by one of the following methods on or before June 10, 2020 to facilitate timely delivery.

•        E-mail: will.wang@geecenzymes.com

•        Mail: Genufood Energy Enzymes Corp., 1108 S. Baldwin Avenue, Suite 107, Arcadia, California 91007

•        Telephone: (855) 707-2077

THIS IS NOT A NOTICE OF AN ANNUAL MEETING OF STOCKHOLDERS, AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO STOCHOLDERS OF RECORD SOLELY FOR THE PURPOSE OF INFORMING YOU OF THE MATTERS DESCRIBED HEREIN.

WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By Order of the Board of Directors

Jui Pin (John) Lin President and Chief Executive Officer
May 21, 2021

INFORMATION STATEMENT PURSUANT TO SECTION 14C
OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

THIS IS NOT A NOTICE OF AN ANNUAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. THE ACTIONS DESCRIBED IN THIS INFORMATION STATEMENT HAVE BEEN APPROVED BY HOLDERS OF A MAJORITY OF OUR COMMON STOCK. THERE ARE NO DISSENTERS’ RIGHTS WITH RESPECT TO THE ACTIONS DESCRIBED IN THIS INFORMATION STATEMENT.

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

INTRODUCTION

This Information Statement is being mailed or otherwise furnished to the holders of common stock, $0.001 par value per share (the “Common Stock”) of Genufood Energy Enzymes Corp., a Nevada corporation (the “Company” or “we”) by the Board of Directors to notify them about a certain action that the holders of a majority of the Company’s outstanding voting stock have taken by written consent, in lieu of an Annual Meeting of the stockholders. The action was taken as of May 18, 2021.

Copies of this Information Statement are first being mailed on or about May 28, 2021 to holders of record as of the close of business on May 1, 2021 (the “Record Date”) of outstanding shares of our Common Stock.

General Information

Stockholders of the Company owning a majority of the Company’s outstanding voting securities have approved the following action (the “Action”) by written consent dated as of May 18, 2021, in lieu of an annual meeting of the stockholders:

1.      To elect four (4) directors to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified.

The Company may ask brokers and other custodians, nominees, and fiduciaries to forward this Information Statement to the beneficial owners of the common stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

Dissenters’ Right of Appraisal

No dissenters’ or appraisal rights under the Nevada Revised Statutes (the “NRS”) are afforded to the Company’s stockholders as a result of the approval of the actions set forth above.

Vote Required

The vote which was required to approve the above action was the affirmative vote of the holders of a majority of the Company’s voting stock. Each holder of Common Stock is entitled to one (1) vote for each share of Common Stock held. The date used for purposes of determining the number of outstanding shares of voting stock of the Company entitled to vote and the Record Date for determining those stockholders of the Company entitled to receive this Information Statement is the close of business on May 1, 2021. Holders of our Common Stock have no preemptive rights. All outstanding shares are fully paid and non-assessable. The transfer agent for our Common Stock is Vstock Transfer LLC, 18 Lafayette Place, Woodmere, New York 11598, telephone: (855) 987-8625 (toll-free U.S.) or (212) 828-8436.

Vote Obtained — Section 78.320 of the Nevada Revised Statutes

Section 78.320 of the NRS provides that any action required to be taken at any annual or special meeting of stockholders of a corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock, having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

To eliminate the costs and management time involved in soliciting and obtaining proxies to approve the actions and to effectuate the actions as early as possible to accomplish the purposes of the Company as hereafter described, the Board of Directors of the Company voted to utilize, and did obtain, the written consent of the holders of a majority of the voting power of the Company.

The stockholders who executed the Written Consent and their respective approximate ownership percentage of the voting stock of the Company, which total in the aggregate 51.27% of the outstanding voting stock, are as follows:

Stockholder of Record	Percentage of Stock Owned
Jui Pin Lin	28.21%
Yu-Pin Hsu	4.53%
Shao-Cheng Wang	3.36%
Wen Piao Lai	3.20%
Hui-Fen Tsai	2.72%
Li Yun Chiang	2.09%
Miao-Ju Chien	2.06%
Mei Chi Chen	1.90%
Su-Hui Liu	1.81%
Kuang Ming Tsai	1.40%
51.27%

Jui Pin (John) Lin is our President and Chief Executive Officer. Shao-Cheng (Will) Wang is our Treasurer, Chief Financial Officer and Secretary. Kuang Ming (James) Tsai is an incumbent director. Wen Piao (Jack) Lai is a nominee for director. As of the Record Date, 220,542,921 shares of our Common Stock were outstanding.

This Information Statement is being distributed pursuant to the requirements of Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) to the Company’s stockholders on the Record Date. Pursuant to Rule 14c-2 under the Exchange Act, the action described herein will be effective 20 calendar days after mailing this Information Statement to stockholders of record as of the Record Date.

The entire cost of furnishing this Information Statement will be borne by the Company.

ACTION ONE
ELECTION OF DIRECTORS

Composition of Board of Directors

As currently in effect, our Bylaws provide that the Board shall consist of not less than one and not more than nine directors. The Board currently consists of two members and one vacancy. The Board has nominated three individuals for election as directors and has set the number of directors at three. Generally, our directors are elected by our stockholders at each annual meeting of stockholders and serve until their successors have been elected and qualified, or until their earlier resignation or removal. There are no family relationships among any of our current directors, nominees for directors and executive officers.

Presently, our Board of Directors consists of Kuang Ming (James) Tsai and Ching Ming (James) Hsu. As described herein, Messrs. Tsai and Hsu have nominated the following persons to be elected as directors: Jui Pin (John) Lin, Shao-Cheng (Will) Wang and Kuang Ming (James) Tsai. Ching Ming (James) Hsu has requested that his name not be placed in nomination to serve as a director again, so that he may be able to have sufficient time to pursue other business interests of his while remaining an active stockholder of the Company. There is no disagreement between Mr. Hsu and the Company.

Each nominee will serve until the annual meeting of stockholders to be held in 2022 or until such person’s successor has been duly elected and qualified, or until such person’s earlier resignation or removal. As of the date of this Information Statement, the Board is not aware of any nominee who is unable or will decline to serve as a director. Although the Company expects that each of the following nominees will be available to serve as a director, in the event that any of them should become unavailable, a replacement will be appointed by a majority of the then-incumbent directors.

Voting for the election of directors is non-cumulative, which means that a simple majority of the shares voting may elect all of the directors. Each share of common stock is entitled to one (1) vote and has a number of votes equal to the number of authorized directors.

Nominees for Election as Director

The following table sets forth certain information with respect to persons nominated by the Board of Directors for election as directors of the Company and acted upon by stockholders holding a majority of the Company’s Common Stock pursuant to the Written Consent:

Name	Age	Position
Jui Pin (John) Lin	65	President and Chief Executive Officer
Shao-Cheng (Will) Wang	62	Chief Financial Officer, Treasurer and Secretary
Kuang Ming (James) Tsai	71	Chairman of the Board, Director
Wen Piao (Jack) Lai	69	Director nominee

Biographical Information Regarding Nominees for Director

Jui Pin (John) Lin has served as our President since March 4, 2020 and as our Chief Executive Officer since March 18, 2020. Mr. Lin previously served as the Company’s President, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer, and as a director, from April 18, 2017 to August 4, 2017. From November 1983 to the present, Mr. Lin has served as the President of Risesun Electrical & Industry Co. Ltd. located in Taiwan. From March 1994 to the present, he has served as President of Risesun Electric & Industry (Kunshan) Co. Ltd. located in China. From May 1998 to the present, Mr. Lin has served as the Chairman and Director of Yogo Textile Co. Ltd. located in Bangladesh. From September 2015 to the present, he has served as the President of First Empire Corp. located in Seychelles. From November 2018 to the present, Mr. Lin has served as the President of Rekun Electronic Technology (Kunshan) Corp. located in China. Mr. Lin received a bachelor degree from the Oriental Institute of Technology in Taipei, Taiwan in 1977, where he majored in Textile Engineering.

Shao-Cheng (Will) Wang has served as our Chief Financial Officer, Treasurer and Secretary since March 18, 2020. Since January 1994, Mr. Wang has served as an information technology consultant for Hsinlan Chemical, Co, Ltd. located in Taichung City, Taiwan. From August 2020 to March 2021, he served as the president of Yuhan Trading

Company in Taichung, Taiwan. From August 1986 to July 2015, Mr. Wang was a teacher and Director of Academic Affairs for Taichung Sha-Lu Industrial Senior High School in Taichung, Taiwan. Mr. Wang received a bachelor’s degree from the Division of Industrial Technics Education of the National Taiwan Normal University and a master’s degree from the Graduate Institute of Statistics of Chung Hua University in Hsinchu City, Taiwan.

Kuang Ming (James) Tsai has served as a director since June 11, 2018. Mr. Tsai served as our President from June 29, 2018 to March 4, 2020, our Chief Executive Officer from June 29, 2018 to March 18, 2020 and our Chief Financial Officer from September 12, 2018 to March 18, 2020. From July 2017 to June 2018, Mr. Tsai served as the President of YAMA KAWA Bilingual Club, part of District 67 Toastmasters International. From 2010 to 2017, Mr. Tsai was retired, during which period he was an investor of securities. From 2006 to 2010, he served as the President of Blanfield Pty Ltd., an import company. Mr. Tsai received a Bachelor of Arts Degree from National Taiwan University in 1973, majoring in Economics.

Wen Piao (Jack) Lai founded Kuan Dar Textile Co., Ltd., located in Taoyuan City, Taiwan, in 1987 and has served as its President since that time. From January 2016 to December 2017, Mr. Lai served as President of the Alumni Association of Sha-Lu Industrial Vocational Senior High School, from which he graduated in 1967. Mr. Lai has extensive experience in business operations and management through more than 30 years of business management experiences in the company he founded. He also has participated with volunteer firefighting with Taoyuan City Bade Fire Station Squadron in Taoyuan City, Taiwan since 1999.

In light of our plans to continue to invest in Hukui Biotechnology Corporation (“Hukui”), our current intent to develop a plan of operations to start a business that we would operate, and/or engage in a reverse merger, and given the need to raise additional capital for any or all of these endeavors, we believe that each of Messrs. Lin, Wang and Tsai has a good working relationship with our stockholders generally, has been engaged in private raises of capital and has good working relations with Hukui. In addition, all of our director nominees have a broad general background in business. We believe that these qualities and attributes will help us in the future and qualifies each of them to serve as a director of our company.

Biographical Information Regarding Departing Director

Ching Ming (James) Hsu has served as a director since April 18, 2017. He served as our President and Chief Executive Officer from August 4, 2017 to June 29, 2018 and as our Chief Financial Officer from August 4, 2018 to September 12, 2018. From March 2017 to the present Mr. Hsu has been a manager and tour guide with EZ Tourism in Taiwan. From April 2014 to March 2017, he was a project manager at Pro Rental & Leasing Co. Ltd. in Taiwan. From July 2013 to March 2014, he was a consultant. From July 2012 to June 2013, he was the Development Manager for Opendata.ecnow International Co. Ltd., a company in Taiwan engaged in the business of water purification machinery. From May 2011 to June 2012, Mr. Hsu was the Sales Manager for Union Finances & Leasing Co. Ltd. in Taiwan. From June 2000 to April 2009, he was the Sales Director for Car-Plus Leasing Co. Ltd. in Taiwan. Mr. Hsu received a Bachelor of Soochow University, Taiwan, majoring in Economics.

During the past ten years, there have been no events under any bankruptcy act, no criminal proceedings and no judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any director, executive officer, promoter or control person of the Company, including any allegations (not subsequently reversed, suspended or vacated), permanent or temporary injunction, or any other order of any federal or state authority or self-regulatory organization, relating to activities in any phase of the securities, commodities, banking, savings and loan, or insurance businesses in connection with the purchase or sale of any security or commodity, or involving mail or wire fraud in any business. None of our directors presently serves as a director of any other public companies.

Term of Office

Directors hold office until the next annual meeting of our stockholders and until their successors have been duly elected and qualified. Our Bylaws provide that our Board of Directors will consist of no less than one nor more than nine members.

Director Independence

Our Board of Directors is currently composed of two members, neither of whom qualifies as an independent director in accordance with the published listing requirements of the Nasdaq Stock Market (“Nasdaq”). The Nasdaq independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his or her family members has engaged in various types of business dealings with us.

In addition, our Board of Directors has not made a subjective determination as to any of our directors that no relationships exist which, in the opinion of our Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, although such subjective determination is required by Nasdaq requirements. Had our Board of Directors made these determinations, our Board of Directors would have reviewed and discussed information provided by our directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

Involvement in Certain Legal Proceedings

During the past ten years, there have been no events under any bankruptcy act, no criminal proceedings and no judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any director, executive officer, promoter or control person of the Company, including any allegations (not subsequently reversed, suspended or vacated), permanent or temporary injunction, or any other order of any federal or state authority or self-regulatory organization, relating to activities in any phase of the securities, commodities, banking, savings and loan, or insurance businesses in connection with the purchase or sale of any security or commodity, or involving mail or wire fraud in any business. None of our directors presently serves as a director of any other public companies.

We have not entered into indemnification agreements with our directors, although they have indemnification protection under the laws of the State of Nevada, in which we are incorporated. We do not currently maintain director and officer liability insurance.

Corporate Governance, Committee Structure and Conflicts of Interest

We do not have standing audit, compensation and nominating/corporate governance committees, or committees performing similar functions. We have not adopted a code of ethics. We anticipate that as we become more familiar with the obligations of U.S. public companies, we will implement appropriate corporate governance structures to comply with Commission and/or stock exchange requirements. We intend to comply with all corporate governance requirements applicable to us at this time.

Since our Board of Directors does not have standing audit, compensation or nominating/corporate governance committees, or any other committees, the functions that would have been performed by such committees are performed by our Board of Directors as a whole.

Due to our limited size and operations, we do not currently have a policy with regard to the consideration of any director candidates recommended by our stockholder, and we believe that this is appropriate for our company at this time.

We do not currently have a director who would satisfy the requirements of being an audit committee financial expert. Our Board of Directors has determined that such committees are not necessary at this time, since the Company is in the early stages of its plan of operations, and there is no active trading of our Common Stock. It should also be noted that since none of our directors is independent, there is a risk of conflicts of interest arising from time to time. During the next fiscal year, our Board of Directors will monitor whether and when it would be appropriate to diversify the Board of Directors to include independent directors; establish audit, compensation and/or nominating/corporate governance committees; and/or adopt a policy for our stockholders to recommend director candidates.

Code of Ethics

We have not yet adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. During the next fiscal year, our Board of Directors will monitor whether and when it would be appropriate to adopt such a code of ethics.

Meetings of the Board

The Board of Directors held no meetings and acted by written consent 12 times during fiscal year 2020.

Stockholder Communications with the Board of Directors

We have not implemented a formal policy or procedure by which our stockholders can communicate directly with our Board of Directors. Nevertheless, our directors welcome the views of our stockholders. During the next fiscal year, our Board of Directors will continue to monitor whether and when it would be appropriate to adopt such a process.

Indemnification of Officers and Directors

Chapter 78 of the NRS provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he is not liable pursuant to NRS Section 78.138 or acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. NRS Chapter 78 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he is not liable pursuant to NRS Section 78.138 or acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court or other court of competent jurisdiction in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court or other court of competent jurisdiction shall deem proper.

Our Bylaws provide that we may indemnify our officers, directors, employees, agents and any other persons to the maximum extent permitted by the NRS.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of a registered class of our equity securities to file with the Commission initial reports of ownership and reports of changes in ownership of our Class A common stock and our other equity securities. Directors, executive officers and greater than 10% stockholders are required by Commission regulation to furnish us with copies of all Section 16(a) reports they file. Based solely on our review of the copies of such forms received by us, we believe that all reporting requirements under Section 16(a) for the 2020 fiscal year were met in a timely manner by our directors, executive officers and greater than 10% beneficial owners; except that (i) Jui Pin Lin filed his initial Form 3 and one Form 5 late; (ii) Shao-Cheng Weng filed his initial Form 3 late; (iii) Kuang Ming Tsai filed his initial Form 3 and one Form 5 late; and (iv) Ching Ming Hsu filed his initial Form 3 and one Form 5 late. All such filings have been made as of the date of this Information Statement.

EXECUTIVE COMPENSATION

The Summary Compensation Table shows certain compensation information for services rendered in all capacities for the fiscal years ended September 30, 2019 and 2020. Other than as set forth herein, no executive officer’s salary and bonus exceeded $100,000 in any of the applicable years. The following information includes the dollar value of base salaries, bonus awards, the number of stock options granted and certain other compensation, if any, whether paid or deferred.

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	All other compensation ($)	Total ($)
Jui Pin (John) Lin(1)	2019	—	—	—	—	—	—
Chief Executive Officer	2020	21,000	—	—	—	—	21,000

Shao-Cheng (Will) Wang(2)	2019	—	—	—	—	—	—
Chief Financial Officer	2020	13,500	—	—	—	—	13,500

Kuang-Ming (James) Tsai(3)	2019	36,000	—	—	—	—	36,000
Former Chief Executive Officer and Former Chief Financial Officer	2020	27,000	—	—	—	—	27,000

____________

(1)      From April 1, 2020 through June 30, 2020, Mr. Lin received compensation in the amount of $4,000 per month. Effective July 1, 2020, this amount was reduced to $3,000 per month. Of the total amount of $21,000 earned by Mr. Lin through September 30, 2020 as executive compensation, $0 was paid and $21,000 was accrued. As described below, Mr. Lin has converted this entire accrued amount into shares of our Common Stock.

(2)      From April 1, 2020 through June 30, 2020, Mr. Wang received compensation in the amount of $2,500. Effective July 1, 2020, this amount was reduced to $2,000 per month. Of the total amount of $13,500 earned by Mr. Wang through September 30, 2020 as executive compensation, $3,406 was paid and $10,094 was accrued. As described below, Mr. Wang has converted this entire accrued amount into shares of our Common Stock.

(3)      From October 1, 2019 through March 30, 2020, Mr. Tsai received compensation as Chief Executive of $3,000 per month. From April 1, 2020 through June 30, 2020, Mr. Tsai received compensation as a consultant in the amount of $500 per month. Effective July 1, 2020, this amount was increased to $2,500 per month. Of the total amount of $63,000 earned by Mr. Tsai from October 1, 2018 through September 30, 2020 in all capacities, $0 was paid and $63,000 was accrued. As described below, Mr. Tsai has converted this entire accrued amount into shares of our Common Stock.

We have not entered into employment agreements with any of our named executive officers.

Our Board of Directors has authorized that all accrued and unpaid amounts of compensation, as of March 31, 2019 and through September 30, 2020, may be converted, at the option of our directors, and present and certain former executive officers, into shares of our Common Stock, at a rate of $0.05 per share. Our Board of Directors has also authorized that all accrued and unpaid amounts of compensation, as of October 1, 2020 and thereafter may be converted, at the option of our directors, and present executive officers, into shares of our Common Stock, at a rate of $0.01 per share.

Certain of our present and former directors and officers elected to convert such accrued compensation through September 30, 2020 into shares of our Common Stock. As a result of these conversions, we issued an aggregate 4,455,889 shares of our Common Stock, as follows:

Name	Accrued Compensation	Conversion Rate	Shares Issued
Jui Pin (John) Lin	$21,000.00	$0.05	420,000
Shao-Cheng (Will) Wang	$10,094.48	$0.05	201,889
Kuang Ming (James) Tsai(1)	$79,000.00	$0.05	1,580,000
Ching Ming (James) Hsu(2)	$42,700.00	$0.05	854,000
Yi Ling (Betty) Chen(3)	$70,000.00	$0.05	1,400,000
Total	$222,794.48		4,455,889

____________

(1)      Consists of (i) $16,000 of compensation prior to fiscal year 2019 and (ii) $63,000 of compensation for fiscal years 2019 and 2020.

(2)      Consists of (i) $30,100 in compensation as a former officer of the Company and (ii) $12,600 in director’s fees. s Mr. Hsu served as our President and Chief Executive Officer from August 4, 2017 to June 29, 2018 and as our Chief Financial Officer from August 4, 2018 to September 12, 2018.

(3)      Ms. Chen is our former Treasurer and Secretary, and is a former director of the Company.

Outstanding Equity Awards at Fiscal Year-End

There are no outstanding equity awards to any of our named executive officers.

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by the Company. We have no present intention of adopting any such plans in the foreseeable future.

Director Compensation

From October 2018 through March 31, 2020, Mr. Hsu received director fees in the amount of $700 per month. Effective April 1, 2020, Mr. Hsu receives director fees in the amount of $100 for each meeting of the Board of Directors he attends in person, telephonically or by other approved means, in lieu of all other director fees. Of the total amount of $42,700 earned by Mr. Hsu through September 30, 2020 in all capacities, consisting of $30,100 in compensation as a former officer of the Company and $12,600 in director’s fees, $0 was paid and $42,700 was accrued. As described above, Mr. Hsu has converted this entire amount into shares of our Common Stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
AND RELATED STOCKHOLDER MATTERS

The following table sets forth, as of May 1, 2021, the number of shares of our Common Stock owned of record and beneficially by all directors, nominees for director, executive officers and persons who beneficially own more than 5% of the outstanding shares of Common Stock of the Company. We have determined beneficial ownership in accordance with the rules of the Commission. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of Common Stock that they beneficially own.

Name and Address	Amount and Nature of Beneficial Ownership		Percentage of Class(1)
5% Stockholders:
Yi Lung (Oliver) Lin No. 175-1, 4th Floor-1, Nanher Rd. South Dist., Taichung City Taiwan 402 (R.O.C)	20,752,542	(2)	9.41%

Huei Ling Wang No. 175-1, 4th Floor-1, Nanher Rd. South Dist., Taichung City Taiwan 402 (R.O.C)	20,752,542	(2)	9.41%

Directors and Executive Officers:
Jui Pin (John) Lin 1108 S. Baldwin Avenue, Suite 107 Arcadia, California 91007	63,120,000	(3)	28.62%

Shao-Cheng (Will) Wang 1108 S. Baldwin Avenue, Suite 107 Arcadia, California 91007	8,001,889	(4)	3.63%

Kuang Ming (James) Tsai 1108 S. Baldwin Avenue, Suite 107 Arcadia, California 91007	3,896,055	(5)	1.77%

Ching Ming (James) Hsu 1108 S. Baldwin Avenue, Suite 107 Arcadia, California 91007	2,023,768	(6)	*

Wen Piao (Jack) Lai(7) 1108 S. Baldwin Avenue, Suite 107 Arcadia, California 91007	7,060,500		3.20%

All Directors and Executive Officers as a group (5 persons)	84,102,212		38.13%

____________

*        less than 1.0%

(1)      Percentages are calculated on the basis of 220,542,921 shares of Common Stock outstanding as of May 1, 2021.

(2)      Consists of (i) 8,714,688 shares held by Access Finance and Securities (NZ) Limited, which we believe is controlled by Oliver Lin; (ii) 1,729,765 shares held by Access Management and Consulting, which we believe is controlled by Oliver Lin; (iii) 21,528 shares held by Lin Yi Lung Foundation Charitable Trust, which we believe may be controlled by Oliver Lin; (iv) 9,386,531 shares held by Huei Ling Wang, the wife of Oliver Lin; (v) 900,000 shares held by Beckenburg Boon Kee Lim, a son of Oliver Lin, whom we believe may reside with his parents or act in concert with respect to the ownership of his shares; and (vi) 30 shares held by Benedict Lim Boon Cheong, a son of Oliver Lin, whom we believe may reside with his parents or act in concert with respect to the ownership of his shares.

(3)      Consists of (i) 62,220,000 held by Mr. Lin; and (ii) 900,000 shares issuable in the event of the conversion of accrued and unpaid compensation within the next 60 days.

(4)      Consists of (i) 7,401,889 shares held by Mr. Wang; and (ii) 600,000 shares issuable in the event of the conversion of accrued and unpaid compensation within the next 60 days.

(5)      Consists of (i) 3,146,055 held by Mr. Tsai; and (ii) 750,000 shares issuable in the event of the conversion of accrued and unpaid compensation within the next 60 days.

(6)      Consists of (i) 1,999,900 shares held by Mr. Hsu; and (ii) 23,868 shares held by Hui Cheng Lin Hsu, the wife of Mr. Hsu. Mr. Hsu is retiring as a director and not standing for re-election.

(7)      Mr. Lai is a nominee for director.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS,
AND DIRECTOR INDEPENDENCE

Transactions with John Lin

The Company, Jui Pin (John) Lin and certain other parties, including Yi Lung (Oliver) Lin, entered into an agreement dated April 18, 2017 (the “April 2017 Agreement”), which provided, among other things, for (i) the resignation of the then-incumbent directors and officers of the Company, including Oliver Lin as the Company’s President, Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer and a director. and Boon Kee (Beckenburg) Lim, the son of Oliver Lin, as the Company’s Chief Executive Officer; (ii) the investment by John Lin of $300,000 in the form of the purchase of 3,000,000 shares (all share amounts in this section are adjusted to give effect to the Reverse Stock Split) of the Company’s Common Stock (the “Lin Shares”) at a price per share of $0.10; and (iii) the appointment of John Lin to serve as a director of the Company and the Company’s President, Chief Executive Officer, Principal Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary and Treasurer. Jui Pin (John) Lin and Yi Lung (Oliver) Lin are not related.

During the period March to November 2017, which period includes the period during which the April 2017 Agreement was negotiated, drafted, executed and delivered, the Company, under Oliver Lin’s management, conducted an offering in 2017 (the “2017 Offering”), consisting of units of the Company’s Common Stock and attached stock purchase warrants, at a price per unit of $0.01, or one-tenth the price per share paid by John Lin for the Lin Shares pursuant to the April 2017 Agreement. In the 2017 Offering, the Company sold an aggregate 10,635,700 shares of its Common Stock to seven persons, with gross proceeds in the amount of $106,357.

John Lin alleged that he was not informed by previous management, at the time of negotiating, drafting and entering into the April 2017 Agreement, of the difference between the price per share of the Company’s units being sold in the 2017 Offering and the price per share of the Company’s Common Stock sold to him pursuant to the April 2017 Agreement. The April 2017 Agreement did not disclose the existence or terms of the 2017 Offering. It was John Lin’s position that he should have been offered to purchase the Lin Shares pursuant to the April 2017 Agreement at the same price per share as in the 2017 Offering, which would have equaled 30,000,000 shares for his $300,000 investment.

John Lin brought this dispute to the attention of the Company’s newly-elected directors during the spring and summer of 2017. However, because of the then-recent turnover of the Company’s management and its Board of Directors, certain misinformation provided to the newly-elected directors by previous management and Oliver Lin’s failure to turn over the complete corporate records to the newly-elected directors, the newly-elected directors were uncertain as to the basis for, and validity of, John Lin’s claim during the spring and summer of 2017.

With the passage of time, upon careful review of such of the corporate records that now exist in the hands of our current directors and officers, further due diligence, and in consultation with our professional advisors, we came to understand the basis for John Lin’s claim.

Pursuant to the Lin Settlement Agreement, we agreed to issue to John Lin the additional 27,000,000 shares of Common Stock that he would have been issued at $0.01 per share, or the same price paid by the purchasers in the 2017 Offering. Of this amount, we issued 18,000,000 shares of Common Stock in October 2019 and issued the remaining 9,000,000 shares in September 2020. As part of the Lin Settlement Agreement, John Lin and we mutually released each other from all claims arising out of this matter.

On April 24, 2020, John Lin loaned us the principal amount of $25,000. The April 2020 Loan bears simple interest at a rate of 1% per annum and is payable as to both principal and interest on October 24, 2020. On December 28, 2020, we repaid the principal and accrued interest on the April 2020 Loan, in the aggregate amount of $25,170.

On May 18, 2020, John Lin loaned us the additional principal amount of $40,410. The May 2020 Loan bears simple interest at a rate of 4% per annum and is payable as to both principal and interest on November 18, 2020. On December 28, 2020, we repaid the principal and accrued interest on the May 2020 Loan, in the aggregate amount of $41,402.

On July 3, 2020, John Lin loaned us the additional principal amount of $20,000. The July 2020 Loan bears simple interest at a rate of 4% per annum and is payable as to both principal and interest on January 3, 2021. On January 5, 2021, we repaid the principal and accrued interest on the July 2020 Loan, in the aggregate amount of $20,403.

On August 26, 2020, John Lin loaned us the principal amount of $35,000. The August 2020 Loan bears simple interest at a rate of 4% per annum and is payable as to both principal and interest on February 26, 2021. On February 26, 2021, we repaid the principal and accrued interest on the August 2020 Loan, in the aggregate amount of $35,706. All the loans from Mr. Lin have been repaid in full as of the date of this Information Statement.

Conversion of Amounts Owed to Directors and Officers

Our Board of Directors has authorized that all accrued and unpaid amounts of compensation, as of March 31, 2019 and through September 30, 2020, may be converted, at the option of our directors, and present and certain former executive officers, into shares of our Common Stock, at a rate of $0.05 per share. Our Board of Directors has also authorized that all accrued and unpaid amounts of compensation, as of October 1, 2020 and thereafter may be converted, at the option of our directors, and present executive officers, into shares of our Common Stock, at a rate of $0.01 per share.

Certain of our present and former directors and officers elected to convert all of such accrued compensation through September 30, 2020 into shares of our Common Stock. As a result of these conversions, we issued an aggregate 4,455,889 shares of our Common Stock, as follows:

Name	Accrued Compensation	Conversion Rate	Shares Issued
Jui Pin (John) Lin	$21,000.00	$0.05	420,000
Shao-Cheng (Will) Wang	$10,094.48	$0.05	201,889
Kuang Ming (James) Tsai(1)	$79,000.00	$0.05	1,580,000
Ching Ming (James) Hsu(2)	$42,700.00	$0.05	854,000
Yi Ling (Betty) Chen(3)	$70,000.00	$0.05	1,400,000
Total	$222,794.48		4,455,889

____________

(1)      Consists of (i) $16,000 of compensation prior to fiscal year 2019 and (ii) $63,000 of compensation for fiscal years 2019 and 2020.

(2)      Consists of (i) $30,100 in compensation as a former officer of the Company and (ii) $12,600 in director’s fees. Mr. Hsu served as our President and Chief Executive Officer from August 4, 2017 to June 29, 2018 and as our Chief Financial Officer from August 4, 2018 to September 12, 2018.

(3)      Ms. Chen is our former Treasurer and Secretary, and is a former director of the Company.

PRINCIPAL ACCOUNTING FEES AND SERVICES

The following table summarizes the fees charged by DYH & Company (“DYH”) for the services rendered to the company and its subsidiaries in fiscal 2019 and 2020:

	Amount Billed and Paid
Type of Fee	Fiscal Year 2019	Fiscal Year 2020
Audit(1)	$37,750	$28,915
Audited Related(2)	3,125	3,519
Total	$40,875	$32,434

____________

(1)      Represents aggregate fees charged by DYH for audits of consolidated financial statements for fiscal year ended September 30, 2017, 2018, and 2019 and quarterly reviews.

(2)      Represents aggregate audits related direct out-of-pock expenses charged by DYH.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and files reports and other information with the Commission. Such reports and other information filed by us may be inspected and copied at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549-2736, and are also obtainable, without charge, on the Commission’s website, www.sec.gov. Copies of our 2020 10-K for may also be obtained, without charge, from our website at www.geecenzymes.com or by writing to us at our principal executive offices located at 1108 S. Baldwin Avenue, Suite 107, Arcadia, California 91007, Attention: Secretary.

Jui Pin (John) Lin
President and Chief Executive Officer

May 21, 2021
Arcadia, California